 Exhibit 20.1

U.S. Premium Beef, llc

October 21, 2009

Dear Member:

You are invited to attend a special meeting of members of U.S. Premium Beef, LLC (“USPB” or the “Company”) to be held at the Hilton-Kansas City Airport, 8801 NW 112th Street, Kansas City, Missouri, on Monday, November 2, 2009, at 2:00 p.m. local time. At the special meeting you will be asked to consider and vote on proposals to amend and restate certain provisions of the Company’s Limited Liability Company Agreement (the “LLC Agreement”).  The amendments of the LLC Agreement are proposed by the Board of Directors in order to provide additional flexibility for the Board of Directors in connection with future allocations and distributions of income and loss experienced by the Company.  The proposed amendments include the adoption of a provision (i) detailing the authority of the Company to redeem Class B units held by the members in connection with the sale of National Beef Packing Company, LLC (“NBP”) interests and (ii) modifying the provisions regarding the allocation of income and loss such that the holders of Class A units will receive 10% of the income or loss experienced by the Company and the Class B units will receive 90% of the income and loss experienced by the Company.  (This is in contrast to the current provisions of the LLC Agreement, which provide that Class A units receive 33% of income and loss and Class B units receive 67% of income and loss.)  In particular, the Company believes that such flexibility will be desirable in connection with future distributions of proceeds that may be received from the earnings of NBP or future distributions of proceeds that may be received from USPB’s disposition of any portion of its ownership interest in NBP.

You have previously received a letter describing a number of activities associated with NBP and with National Beef, Inc. (“NBI”), a recently formed Delaware corporation.  NBI recently filed a registration statement for a public offering of its common stock.  If the offering and certain related transactions are successfully completed following registration with the Securities and Exchange Commission, a portion of the proceeds of the offering will be used by NBI to acquire a minority ownership interest in NBP, USPB’s majority owned subsidiary, from NBP and the Members of NBP, which includes USPB.    NBI’s offering of its common stock provides a mechanism by which public investors can, in effect, become “partners” with USPB and the other current partners in the ownership of the NBP business.  The USPB Board of Directors has previously authorized USPB and NBP’s activities in connection with the proposed initial public offering by NBI and the associated transactions.  The attached proxy statement seeks USPB member approval for amendments to the USPB LLC Agreement, but does not involve a USPB member vote on the proposed initial public offering and the associated transactions.

As indicated above, one benefit to USPB and its unitholders of NBI’s proposed initial public offering is that a portion of the proceeds of the public offering would be used by National Beef, Inc. to purchase a minority ownership interest in NBP from the current owners, including USPB.  The amounts received by USPB would be available for use in the discretion of the USPB Board of Directors, which currently expects that some portion of the amounts received will be available for distribution to USPB’s unitholders (whether through a cash distribution or cash payment for redemption of units) and for the redemption of USPB’s outstanding patronage notices.  The amounts received will be determined if the NBI public offering is successfully completed and only then will the USPB Board of Directors make a decision regarding the amount of any distribution and the method by which such amounts will be provided to the USPB unitholders.  In addition, the proposed arrangements provide a mechanism for USPB’s future exchange of additional ownership interests in NBP for shares of common stock in National Beef, Inc., providing an opportunity for the future liquidity referenced above.  Our Board of Directors and management believe that, in light of the proposed public offering of NBI’s common stock and the transactions associated with that offering, the proposed amendments will be in the best interests of USPB and USPB’s members.

The Company’s Board of Directors has determined that the proposed amendments to the Company’s LLC Agreement are advisable, fair to and in the best interests of USPB and its members.  Accordingly, the Company’s Board of Directors has approved and adopted the proposed amendments to the LLC Agreement and recommends that you vote “FOR” the approval and adoption of the proposed amendments.

Your vote is important.  Whether or not you plan to attend the special meeting in person, please take time to vote by completing and mailing the enclosed proxy card or submitting your proxy by fax or hand delivery to the Company as soon as possible. You may also vote in person by attending the special meeting. Voting by any of these methods will ensure that your vote will be counted at the special meeting. The failure to vote will have the same effect as a vote against the adoption and approval of the proposed amendments to the LLC Agreement.

Accompanying this letter is a Notice of Special Meeting of Members and a Proxy Statement that provides detailed information about the proposed amendments to the LLC Agreement. We urge you to carefully read the entire Proxy Statement, including the discussion in the section entitled “Risk Factors” beginning on page 7.

Sincerely,

Steven D. Hunt, Chief Executive Officer

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the proposed amendments to the LLC Agreement or determined if this proxy statement is truthful or complete.  Any representation to the contrary is a criminal offense.

The accompanying Notice of Special Meeting of Members and Proxy Statement are each dated October 21, 2009,

and are first being mailed to the Company’s members on or about October 21, 2009.

U.S. PREMIUM BEEF, LLC
12200 North Ambassador Drive Suite 501
Kansas City, Missouri 64163

(866) 877-2525

_________________________________

NOTICE OF SPECIAL MEETING OF MEMBERS
TO BE HELD ON MONDAY, NOVEMBER 2, 2009

_________________________________

To the Members of U.S. Premium Beef, LLC:

This is a Notice of Special Meeting of Members of U.S. Premium Beef, LLC, a Delaware limited liability company (“USPB” or the “Company”), to be held at the Hilton-Kansas City Airport, 8801 NW 112th Street, Kansas City, Missouri, on Monday, November 2, 2009, at 2:00 p.m. local time, solely for the following purposes:

1.     To consider and vote upon a proposal to adopt and approve amendments to Section 3.6 of the LLC Agreement and Sections 3.1, 3.2 and 4.1 of Appendix E to the LLC Agreement, all as described on Appendix A to the proxy statement attached to this Notice of Special Meeting of Members. It is the intent of the resolution that the proposed amendments be effective for the Company’s current fiscal quarter and for all future periods.  Under the proposed amendments, holders of Class A units in the aggregate shall receive allocations of profits, losses and other allocation items and distributions representing 10% of the total income or loss received by USPB and holders of Class B units in the aggregate shall receive 90% of profits, losses and other allocation items and distributions received by USPB.

2.     To consider and vote upon a proposal to adopt a revised Section 3.7(e) (in the form attached as Appendix B to the proxy statement attached to this Notice of Special Meeting of Members) as an amendment to the LLC Agreement, with the intention that the adoption of such revised Section 3.7(e) will provide the Company’s Board of Directors with greater flexibility regarding the redemption of outstanding Class B units.

3.     To grant the persons named as proxies discretionary authority to vote to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of the approval and adoption of the proposed amendments to the LLC Agreement.

October 16, 2009 has been fixed as the record date for determining those members of the Company entitled to vote at the special meeting and any adjournments or postponements of the meeting.  Under the Company’s Certificate of Formation, Limited Liability Company Agreement and applicable Delaware law, the affirmative vote of members holding a majority of the voting power of each class of units is required to approve the various amendments to the Company’s LLC Agreement.  The members holding Class A units are each entitled to one vote per member, and the members holding Class B units are each entitled to one vote per Class B unit owned by such member.

The Company’s Board of Directors recommends that members vote:  “FOR” the approval of the proposed amendments regarding the allocation of profits, losses and other allocation items and distributions between the Class A units and the Class B units; “FOR” the addition of provisions granting the Board of Directors greater flexibility in connection with the redemption of Class B units by the Company; and “FOR” the proposal to adjourn the special meeting, if necessary.

Pursuant to the provisions of Chapter 18 Section 210 of the Delaware Code and Section 3.7 of the Company’s LLC Agreement, the Company’s members are not entitled to dissent to proposed amendments to the LLC Agreement nor are the members entitled to assert appraisal rights.

To vote, please complete and return the enclosed proxy card to the Company in the envelope provided or submit your proxy card by fax or by hand delivery in accordance with the instructions provided on the proxy.  If you vote by mail, your proxy will not be counted unless it is received by the Company by 8:00 a.m. Central Standard Time on Monday November 2, 2009, or prior to any applicable adjournment or postponement of the meeting.  If you vote by fax, your proxy will not be counted unless it is received by the Company by 10:00 a.m. Central Standard Time on November 2, 2009, or prior to any applicable adjournment or postponement of the meeting.  You may, of course, vote in person by attending the special meeting (and any adjournments or postponements of the meeting) and submitting your vote at that time.

By Order of the Board of Directors,

Kansas City, Missouri	Mark R. Gardiner
October 21, 2009	Chairman of the Board of Directors

PROXY STATEMENT

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROPOSED AMENDMENTS AND SPECIAL MEETING........................		1

SUMMARY.....................................................................................................................................................................................		5

INTERESTS OF CERTAIN PERSONS IN THE PROPOSED AMENDMENTS......................................................................		6

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS....................................................................		6

RISK FACTORS..............................................................................................................................................................................		7

THE SPECIAL MEETING..............................................................................................................................................................		8

PROPOSAL 1 – APPROVAL OF THE PROPOSED amendments to modify the Allocation of profits, losses and other allocation items and distributions between the class a units and the class b units.....................................................................................................................................................................		11

PROPOSAL 2– APPROVAL OF THE PROPOSED amendments to modify the rights of the company with respect to redemption of CLASS B UNits........................................................................................		12

PROPOSAL 3 – AUTHORITY TO ADJOURN THE SPECIAL MEETING...........................................................................		13

WHERE YOU CAN FIND MORE INFORMATION.................................................................................................................		14

Appendices:

Appendix A:

Proposed Amendments to Sections 3.6 of the LLC Agreement and Sections 3.1, 3.2 and 4.1 of Appendix E to the LLC Agreement, each regarding allocation of profits, losses and other allocation items and distributions between Class A units and Class B units.

Appendix B:	Proposed amendment to Section 3.7(e) of the LLC Agreement, regarding the Company’s rights with regard to the redemption of Class B units.

Appendix C:	Form of Proxy Card

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QUESTIONS AND ANSWERS ABOUT THE PROPOSED AMENDMENTS AND SPECIAL MEETING

Below are answers to questions that we anticipate may be frequently asked by members of the Company in connection with making their decision on whether to vote in favor of the proposed amendments to the Company’s LLC Agreement.  We encourage you to read this entire document to obtain a more complete answer to these questions and to the other questions that you may have.

Questions and Answers about the Proposed Amendments

Q:	Why am I receiving this proxy statement?

A:

You have previously received a letter describing a number of activities associated with NBP and with National Beef, Inc., a recently formed Delaware corporation.  National Beef, Inc.  recently filed a registration statement for a public offering of its common stock.  If the offering and certain related transactions are successfully completed following registration with the Securities and Exchange Commission, a portion of the proceeds of the offering will be used by National Beef, Inc. to acquire a minority ownership interest in NBP, USPB’s majority owned subsidiary.  One benefit to USPB and its unitholders of National Beef, Inc.’s proposed initial public offering is that a portion of the proceeds of the public offering will be used by National Beef, Inc. to purchase a minority ownership interest in NBP from Members of NBP including USPB.  The amounts received by USPB will be available for use in the discretion of the USPB Board of Directors, which currently expects that some portion of the amounts received will be available for distribution to USPB’s unitholders, whether through a cash distribution or a payment for redemption of units, and for the redemption of USPB’s outstanding patronage notices.  The precise amount to be received by USPB will be determined if National Beef, Inc.’s public offering is successfully completed and only then will the USPB Board of Directors make a decision regarding the amount of any distribution and the method by which such amounts will be provided to the USPB unitholders.  In addition, the proposed arrangements provide a mechanism for USPB’s future exchange of additional ownership interests in NBP for shares of common stock in National Beef, Inc., providing an opportunity for future liquidity for USPB.

Our Board of Directors and management believe that, in light of the proposed public offering of National Beef, Inc’s common stock and the resulting circumstances, the proposed amendments to the Company’s LLC Agreement will be in the best interests of USPB and USPB’s Members.  The proposed allocation amendments are intended to allocate a greater percentage (90%) of the profits, losses and other allocation items and distributions to Class B units and a smaller percentage (10%) to Class A units.  As the Company anticipates “de-linking” Class A and B units in the future, it is the opinion of the Board and management that in order to maximize value, a larger portion of the Company’s income and loss should be allocated to the Class B units, which were originally created in for use as investment units, in contrast to the Class A units which have associated cattle delivery rights and obligations.  The Board of Directors and management believe that proposed allocations will allow Members who want or need to sell USPB interests more flexibility to realize the value of their investment in USPB without selling the Class A units associated with cattle delivery.  The Board of Directors and management also believe that if the Class A units continue to receive the 33% allocation, the resulting value represented by the Class A units may deter the purchase of Class A units by prospective purchasers who are primarily interested in obtaining cattle delivery rights.  The Board of Directors and management are also concerned that the focus of prospective Class A unit purchasers on cattle delivery rights will make it less likely that the economic value represented by the Class A units will be realized upon a sale of those units.  However, the Company’s Board of Directors and management feel strongly that some income and loss allocation must remain with the Class A units, as the financial stake represented by the proposed 10% allocation to the Class A units can be an important element in sustaining the relationship between the Company and the Class A Members who deliver cattle to the Company.  The Board of Directors and management also believe that the proposed 90% Class B units/10% Class A units allocation will allow the Class B units to track more closely with the value of NBP, of which USPB’s ownership is the Company’s primary asset.

The proposed redemption amendments are intended to explicitly authorize the Company to offer to redeem Class B units and to purchase such Class B units from a unitholder.  Under the proposed redemption amendments, the Company is authorized to complete a voluntary redemption either i) at a fixed priced determined by the Board of Directors and agreed to by the unitholders accepting the redemption offer or ii) at a price determined by those unitholders who wish to accept the redemption offer through a procedure such as a “Dutch Auction”.  In addition, subject to a number of conditions specified in the proposed redemption amendments, the Company is authorized to complete the redemption of Class B units on a mandatory basis.  The Company’s Board of Directors and management believe that such mandatory redemptions will be useful in maintaining alignment between the Company’s ownership interest in NBP and the interests of the various Members in USPB.  If the Company in the future elects to reduce its ownership interest in NBP through the mechanisms provided by the arrangements involving NBP and National Beef, Inc. and does not have the authority to compel the proportionate redemption of Class B units, the value of those Class B units can be expected to decrease, to reflect the Company’s reduced ownership interest in NBP.  The Company believes that a pro rata redemption of a proportionate number of its Class B units may help prevent a reduction in the value of an individual Class B unit without modifying the various members’ percentage ownership of the Company.

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Q:	What should I do now?
A:

After carefully reading this proxy statement, including its appendices, the Company urges you to please respond by voting through one of the following means:

  by mail, by completing, signing and dating the enclosed proxy card and returning it in the envelope provided;
  by fax, by completing, signing and dating the enclosed proxy card and faxing it to (816) 713-8810;
  by physical delivery¸ by completing, signing and dating the enclosed proxy card, sealing it in the envelope provided and physically delivering it to the Company or a Company officer or Director; or
  in person, by attending the special meeting and submitting your vote in person.

Q:	How does USPB’s Board of Directors recommend that members vote on the proposed amendments?
A:

After careful consideration, the Company’s Board of Directors determined that the proposed amendments are advisable, fair to and in the best interests of USPB and its unitholders and approved the proposed amendments to the LLC Agreement.  Accordingly, USPB’s Board of Directors recommends that you vote “FOR” Proposal No. 1 and “FOR” Proposal No. 2.

Q:	What vote is required to adopt and approve the proposed amendments?
A:

The adoption and approval of each of the proposals containing the proposed amendments to the LLC Agreement requires the affirmative vote of the majority of the voting power of the Class A members and the Class B members authorized to vote, voting as separate classes.

Q:	How will voting on any other business be conducted?
A:

Proposal No. 3 to grant discretionary authority to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approving and adopting the proposed amendments to the LLC Agreement requires a majority of votes cast by USPB’s members present in person or by proxy at the meeting. USPB’s Board of Directors recommends that you vote “FOR” Proposal No. 3.

We do not know of any other business to be considered at the special meeting other than Proposal No. 1, Proposal No. 2 and Proposal No. 3, all as described in this proxy statement.  In addition, USPB’s LLC Agreement limits matters that may be considered at a special meeting to those approved by the Board of Directors and contained in the notice of the special meeting.

Q:	Am I entitled to appraisal rights?
A:	No. The Company’s members are not entitled to appraisal rights under USPB’s Limited Liability Company Agreement or Certificate of Formation or under applicable state law.
Q:	Are there any risks related to the proposed amendments to the LLC Agreement?
A:	Yes. You should carefully review the section entitled “Risk Factors” beginning on page 7 of this proxy statement.

Questions and Answers About the USPB Special Meeting of Members

Q:	When and where will the USPB special meeting of members be held?
A:	The special meeting will take place at the Hilton-Kansas City Airport, 8801 NW 112th Street, Kansas City, Missouri, on Friday, November 2, 2009, at 2:00 p.m. local time.
Q:	Who may vote at the special meeting of members?
A:

Only the Company’s members of record as of October 16, 2009, the record date, may vote at the special meeting.  As of October 16, 2009, USPB had 735,385 Class A units outstanding and 755,385 Class B units outstanding that were eligible to vote.  The Class A units were held by on the record date by a total of 448 members who were eligible to vote; the Class B units were held on the record date by a total of 449 members who were eligible to vote.  Class A members are entitled to one vote per member, regardless of the number of Class A units owned.  Class B members are entitled to one vote for each unit they own.

Q:	How can I vote?
A:

If you are a member of record, you may submit a proxy for the special meeting by marking, signing, dating and returning the proxy card:

  by mail, in the envelope provided;
  by fax, by faxing it to (816) 713-8810; or
  by physical delivery, by sealing the proxy card it in the envelope provided and physically delivering it to the Company or a Company officer or Director.

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting.  However, as your plans may change, the Company requests that you submit your completed proxy card even if you plan to attend the special meeting.  A ballot cast at the special meeting will supersede a previously completed proxy card.

Q:	Is my vote confidential?
A:

Proxy instructions and ballots will be disclosed within the Company and with other third parties (i) to allow for the tabulation of votes and certification of the vote and (ii) to facilitate a successful proxy solicitation and special meeting.  Proxy instructions and ballots may also be disclosed to satisfy any applicable legal requirements.

Q:	How will my proxy be exercised with respect to the proposals regarding the proposed amendments?
A:

All valid proxies received before the meeting will be exercised.  All Class A members and Class B units represented by a proxy will be voted, and where a member specifies by means of his or her proxy a choice with respect to the proposed amendments, the units and the member’s vote will be voted in accordance with the specification so made.

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Q:	What happens if I do not indicate how to vote on my proxy card?
A:

If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote “FOR” the approval of the proposed amendments regarding the allocation of profits, losses and other allocation items and distributions between the Class A units and the Class B units, “FOR” the addition of provisions granting the Board of Directors greater flexibility in connection with the redemption of Class B units by the Company and as a vote “FOR” the grant of discretionary authority to the persons named as proxies to vote your units to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approving and adopting the proposed amendments.

Q:	What happens if I do not return a proxy card or vote?
A:

If you do not sign and mail in your proxy card, physically deliver it to the Company, vote by fax or vote at the special meeting, it will have the same effect as a vote against the approval and adoption of the proposed amendments.  If you do not sign and send in your proxy card or vote at the special meeting, it will have no effect on the proposal to grant discretionary authority to adjourn the special meeting.

Q:	May I change my vote after I have mailed, faxed or hand delivered my signed proxy card or voted by fax?
A:

Yes.  If you have completed a proxy, you may change your vote at any time before your proxy is voted at the special meeting of members.  You can do this in one of three ways:

  You can send a written, dated notice to the Secretary of USPB stating that you would like to revoke your proxy;

  You can complete, date and submit a new later-dated proxy card by mail, by fax or by hand delivery to the Company; or

  You can attend the special meeting and vote in person.  Your attendance alone will not revoke your proxy.

Q:	Who can answer my questions about the proposed amendments and USPB’s special meeting of members?
A:

If you have questions about the proposed amendments or USPB’s special meeting of members, including the procedures for voting, or if you would like additional copies of this proxy statement, you should contact Steven D. Hunt or Scott J. Miller at the following address or telephone number:

U.S. Premium Beef, LLC

12200 North Ambassador Drive

Suite 501
Kansas City, Missouri 64163

(866) 877-2525

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SUMMARY

The following summary highlights selected information from this document and, in conjunction with the preceding “Questions and Answers About the Proposed Amendments”, is intended to provide an overview of the proposed amendments to the Company’s LLC Agreement and the Special Meeting at which the proposed amendments will be presented for Member approval.  To understand the proposed amendments fully and for a more complete description of the terms of the proposed amendments, we encourage you to read this entire document.

The Proposed Amendments (see pages 11 and 12)

In connection with the proposed initial public offering by National Beef, Inc. and in anticipation of the circumstances in which USPB will operate if National Beef, Inc. successfully completes its public offering, the USPB Board of Directors has considered and approved certain amendments to the Company’s LLC Agreement.  Those amendments are now being submitted to USPB’s members for consideration and approval.  The amendments of the LLC Agreement are proposed by the Board of Directors in order to clarify authority and provide additional flexibility for the Board of Directors in connection with future allocation of profits, losses and other allocation items and distributions experienced by the Company.  The proposed amendments include the adoption of provisions (i) detailing the authority of the Company to redeem Class B units held by the members on both a voluntary and a mandatory basis and (ii) modifying the provisions regarding the allocation of profits, losses and other allocation items and distributions such that the holders of Class A units will receive 10% of the allocation of profits, losses and other allocation items and distributions experienced by the Company and the Class B units will receive 90% of the allocation of profits, losses and other allocation items and distributions experienced by the Company.  (This is in contrast to the current provisions of the LLC Agreement, which provide that holders of Class A units receive 33% of income and loss and holders of Class B units receive 67% of income and loss.)  In particular, the Company believes that such flexibility will be desirable in connection with future distributions of proceeds that may be received from the earnings of National Beef Packing Company, LLC (“NBP”) or future distributions of proceeds that may be received from USPB’s disposition of any portion of its ownership interest in NBP.

Please see the sections of this proxy statement entitled “Proposal 1 – Approval of the Proposed Amendments to Modify the Allocation of Profits, Losses and Other Allocation Items and Distributions Between the Class A units and the Class B units”, “Proposal 2 –Approval of the Proposed Amendments to Modify the Rights of the Company with Respect to the Redemption of Class B units” and Appendices A and B for the actual language of the proposed amendments and more information regarding those amendments.

The Special Meeting of USPB’s Members (see page 8)

The special meeting of members of USPB will be held at the Hilton-Kansas City Airport, 8801 NW 112th Street, Kansas City, Missouri, on Friday, November 2, 2009, at 2:00 p.m. local time.   The purpose of the special meeting is for the members to vote upon and approve amendments to the Company’s LLC agreement that will (a) change the aggregate allocation of profits, losses and other allocation items and distributions between the Class A and Class B units and (b) will clarify and expand the authority of the Company with respect to the redemption of the Company’s Class B units.

Members of the Company as of the record date of October 16, 2009 will be entitled to vote at the special meeting, either in person by ballot or by submitting the enclosed proxy card.  Please see the section of this proxy statement entitled “The Special Meeting” for a detailed discussion of the special meeting and the procedures regarding voting at that meeting.

Risk Factors (see page 7)

The “Risk Factors” beginning on page 7 of this proxy statement should be considered carefully by USPB’s members in evaluating whether to approve and adopt the proposed amendments to the Company’s LLC agreement.   These risk factors should be considered along with any other information included in this proxy statement.

Recommendation by the Board of Directors (see pages 11 and 12)

After careful consideration of various reasons for and against the proposed amendments, the Company’s Board of Directors has determined that the proposed amendments are fair to and in the best interests of the Company and its unitholders, and recommends that you vote “FOR” the approval of the proposed amendments regarding the allocation of profits, losses and other allocation items and distributions between the Class A units and the Class B units; “FOR” the addition of provisions granting the Board of Directors greater flexibility and authority in connection with the redemption of Class B units by the Company;  and “FOR” the proposal to adjourn the special meeting, if necessary.

Please see the sections of this proxy statement entitled “Background of and Reasons For the Proposed Allocation Amendments” and “Background of and Reasons for the Proposed Redemption Amendments” for a more detailed discussion of these topics.

USPB Members Do Not Have Appraisal Rights

USPB’s members are not entitled to appraisal rights under the Company’s Certificate of Formation, Limited Liability Company Agreement or under applicable Delaware law by virtue of the proposed amendments to the Company’s Limited Liability Company.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSED AMENDMENTS

The Directors and executive officers of USPB own Class A and Class B units that have the same rights and privileges as the Class A and Class B units held by all other members and unitholders.  (Mr. Steven D. Hunt, the Company’s Chief Executive Officer, currently owns only Class B units but has the contractual right to acquire a comparable number of Class A units.)  Given that the proposed amendments will equally affect both units held by USPB’s members and the units beneficially owned by the Directors and executive officers, the Company believes that the Directors and executive officers have no material interests in the proposed amendments that are different from, or in addition to, the interests of USPB’s other Class A unitholders and Class B unitholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements based on assumptions by the management of the Company as of the date of this document, including assumptions about risks and uncertainties faced by the Company.  When used in this document, the words “believe,” “expect,” “anticipate,” “intend,” “will” and similar verbs or expressions are intended to identify such forward-looking statements.

If management’s assumptions prove incorrect or should unanticipated circumstances arise, the Company’s actual results could differ materially from those anticipated.  These differences could be caused by a number of factors or combination of factors beyond the control of the Company.  Readers are urged to consider such factors when evaluating any forward-looking statement, and the Company cautions you not to put undue reliance on any forward-looking statements.

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RISK FACTORS

Risks Related to the Proposed Allocation Amendments

As described in this proxy statement, under the proposed allocation amendments, holders of Class A units in the aggregate will receive allocation of profits, losses and other allocation items and distributions representing 10% of the Company’s total profits, losses and other allocation items and distributions and holders of Class B units in the aggregate will receive 90% of the Company’s total profits, losses and other allocation items and distributions.  The proposed amendments are in contrast to the current provisions of the LLC Agreement, which provide that Class A units in the aggregate receive 33% of profits, losses and other allocation items and distributions and Class B units receive 67% of profits, losses and other allocation items and distributions.  The Class A units and Class B units are currently “linked” and may only be transferred if equal numbers of Class A units and Class B units are the subject of the transfer.  The proposed amendments will have no impact on a unitholder who holds an equal number of Class A and Class B units.  Ownership of such units if the proposed allocation amendments are adopted will allow the unitholder to receive the same allocation of profits, losses and other allocation items and distributions as he or she would receive under the current provisions of the LLC Agreement.  However, if the proposed allocation amendments are adopted and the Board of Directors elects to “de-link” the Class A and Class B units to permit transfers of each class of units independently, a unitholder who holds a different number of Class A or Class B units will receive a different portion of the Company’s allocation of profits, losses and other allocation items and distributions than he or she would have received under the current provisions of the LLC Agreement.

Risks Related to the Proposed Redemption Amendments

In addition to explicitly authorizing the Company to offer to redeem Class B units upon the agreement of a unitholder, the proposed redemption amendments would authorize the Company, by resolution of the Board of Directors, to redeem Class B units without the necessity of agreement from any unitholder if certain conditions are met.  Under the proposed redemption amendments, the Board of Directors may authorize a mandatory redemption only in connection with the Company’s disposition of a portion of its ownership interest in National Beef Packing Company, LLC and only if such mandatory redemption is funded with the net proceeds of that ownership interest disposition transaction. In pursuing any mandatory redemption, the Board of Directors must require the pro rata redemption of Class B units from the unitholder, such that each Class B unitholder’s percentage of ownership in the Company is not reduced or increased.   In addition, to the extent possible, the Board of Directors must conduct any mandatory redemption so that it results in a reduction of the number of issued and outstanding Class B units that is more than proportionate to the corresponding reduction of the Company’s ownership interest in National Beef Packing Company, LLC.

Notwithstanding the conditions that must be met in order for the Company to compel redemption of Class B units, the authority of the Company to cause a mandatory redemption reduces the unitholder’s ability to determine when he or she would prefer to dispose of Class B units.  Consequently, such a redemption may occur when not expected by a unitholder, possibly resulting in taxable gain for the unitholder at a time that is not consistent with the unitholder’s tax planning efforts.  In addition, any mandatory redemption will occur at a price determined solely by the Company’s Board of Directors in its discretion.  Even though each unitholder’s ownership percentage in the Company will not change as a result of a mandatory redemption, the price per unit received by a unitholder in a mandatory redemption of Class B units may not conform to the unitholder’s estimate of the appropriate value of the Class B units.  Pursuant to the Company’s Limited Liability Company Agreement, Certificate of Formation and applicable law, the Company’s unitholder do not have any appraisal or other rights explicitly authorizing the unitholder to seek a different, greater value for the Class B units redeemed by the Company.

THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

The special meeting of the members of U.S. Premium Beef, LLC will be held at the Hilton-Kansas City Airport, 8801 NW 112th Street, Kansas City, Missouri, on Friday, November 2, 2009, at 2:00 p.m. local time.

Matters for Consideration

At the special meeting, the Company’s members will be asked:

1.     To consider and vote upon a proposal to adopt and approve amendments to Section 3.6 of the LLC Agreement and Sections 3.1, 3.2 and 4.1 of Appendix E to the LLC Agreement, all as described on Appendix A to the proxy statement attached to this Notice of Special Meeting of Members. It is the intent of the resolution that the proposed amendments be effective for the Company’s current fiscal quarter and for all future periods.  Under the proposed amendments, holders of Class A units in the aggregate shall receive allocation of profits, losses and other allocation items and distributions representing 10% of the total income or loss received by USPB and holders of Class B units in the aggregate shall receive 90% of the total income or loss received by USPB.

2.     To consider and vote upon a proposal to adopt a revised Section 3.7(e)  (in the form attached as Appendix B to the proxy statement attached to this Notice of Special Meeting of Members) as an amendment to the LLC Agreement, with the intention that the adoption of such revised Section 3.7(e) will provide the Company’s Board of Directors with greater flexibility regarding the distribution of any proceeds received by the Company, including the redemption of outstanding Class B units.

3.     To grant the persons named as proxies discretionary authority to vote to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of the approval and adoption of the proposed amendments to the LLC Agreement.

Recommendation of the Company’s Board of Directors

The Company’s Board of Directors has determined that the proposed amendments are advisable and in the best interests of the Company and its unitholders and recommends that members vote “FOR” approval of the proposed amendments regarding the allocation of profits, losses and other allocation items and distributions between the Class A units and the Class B units; “FOR” the addition of provisions granting the Board of Directors greater flexibility in connection with the redemption of Class B units by the Company;  and  “FOR” the adjournment proposal, if the adjournment proposal is necessary.

Record Date; Class A Units and Class B Units Entitled to Vote

Persons who are the Company’s members at the close of business on the record date of October 16, 2009, are entitled to notice of and vote at the special meeting. As of the record date, there were 735,385 Class A units outstanding that were eligible to vote and held by approximately 448 members of record and 755,385 Class B units outstanding that were eligible to vote and held by approximately 449 members of record.

Voting Power of Class A Units and Class B Units

Although the Company’s Class A units and Class B units are linked, the units have different voting power.  A member holding Class A units is entitled to one vote in matters for which Class A units may be voted, regardless of the number of Class A units held by the member. In contrast, in matters for which Class B units may be voted, a member holding Class B units is entitled to one vote for each such unit held by the member. By way of example, a member holding 1,000 of the Company’s Class A units and 1,000 of the Company’s Class B units is entitled to one vote in matters for which Class A units may be voted and 1,000 votes in matters for which Class B units may be voted.

Quorum; Vote Required

In order to conduct business at the special meeting, a quorum must be present. The holders of 20% or more of the voting power of each class of units on the record date, present in person or represented by proxy at the special meeting, constitutes a quorum under the Limited Liability Company Agreement. The Company will treat Class A and Class B units represented by a properly signed and returned proxy, including abstentions, as present at the meeting for purposes of determining the existence of a quorum.

Proposal No. 1, to adopt and approve the proposed amendments regarding the allocation of profits, losses and other allocation items and distributions between the Class A units and the Class B units, requires the affirmative vote of the majority of the voting power of the Class A members and the Class B members, voting as separate classes.

Proposal No. 2, to adopt and approve the addition of provisions granting the Board greater flexibility in connection with the redemption of Class B units by the Company, requires the affirmative vote of the majority of the voting power of the Class A members and the Class B members, voting as separate classes.

Proposal No. 3, to grant discretionary authority to adjourn the special meeting, if necessary, to solicit additional proxies to vote in favor of the adoption and approval of the proposed amendments is not subject to a class voting requirement.  Instead, approval of Proposal No. 3 requires the affirmative vote of a majority of the members who are present at the meeting, either in person or by proxy, without regard to class or number of units held.

Unit Ownership of Management

As of the record date, the Directors and executive officers of the Company and their affiliates collectively owned 229,538 Class A units and 249,538 Class B units, which represents approximately 30.4% of the fully diluted Class A units and approximately 33.0% of the fully diluted Class B units, respectively.  The members of the Company’s Board of Directors collectively have 7 Class A votes and 229,538 Class B votes.

Voting in Person

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. You should submit your completed proxy card even if you plan to attend the special meeting. You can always change your vote at the special meeting.

Your vote is important. Because approval and adoption of the proposed amendments require the affirmative vote of a majority of the Company’s Class A members and the affirmative vote of the Company’s Class B members holding a majority of the Company’s Class B units, a failure to vote will have the same effect as a vote against the proposal.  Accordingly, please complete, sign, date and return the enclosed proxy card by mail, fax or by hand delivery to the Company whether or not you plan to attend the special meeting in person.

Voting of Proxies

As further described in the instructions to the enclosed proxy card, in addition to attending the special meeting and voting in person, you may vote using any of the following methods:

  by mail, by completing, signing and dating the enclosed proxy card and returning it in the envelope provided;
  by fax, by completing, signing and dating the enclosed proxy card and faxing it to (816)713-8810; or

  by physical delivery¸ by completing, signing and dating the enclosed proxy card, sealing it in the envelope provided and physically delivering it to the Company or a Company officer or Director.

Class A and Class B units held by members represented by a properly signed and dated proxy submitted in person, by mail, or by facsimile may be voted at the special meeting in accordance with the instructions indicated on the proxy. Proxies that are properly signed and dated but which do not contain voting instructions will be voted “FOR” Proposal No. 1, “FOR” Proposal No. 2 and “FOR” Proposal No. 3. The proxy holder may vote the proxy in its discretion as to any other matter that may properly come before the special meeting.

How to Revoke a Proxy

If you submit a proxy, you may revoke it at any time before it is voted by:

  delivering to the Secretary of the Company a written notice, dated later than the proxy you wish to revoke, stating that the proxy is revoked;

  submitting to the Secretary of the Company a new, signed proxy with a date later than the proxy you wish to revoke; or

  attending the special meeting and voting in person.

You should send any notice of revocation or your completed new proxy card, as the case may be, to the Company at the following address:

U.S. Premium Beef, LLC

12200 North Ambassador Drive

Suite 501

Kansas City, Missouri  64163

Attention: Duane K. Ramsey, Secretary

Solicitation of Proxies and Expenses

The Company will pay its own costs of soliciting proxies for the special meeting. Certain officers and employees of the Company may solicit proxies, without additional remuneration, by telephone, facsimile, electronic mail, telegraph, and in person. The Company expects that the expenses of this special solicitation will be nominal.

Proxy Tabulation

PricewaterhouseCoopers LLP, an independent third party, has been retained by the Company to provide proxy tabulation services and will receive fees which are customary for the services requested by the Company to be performed.

Assistance

If you have questions about or need assistance in completing or submitting your proxy card, please contact Steven D. Hunt or Scott J. Miller at the Company at the following address or telephone number:

U.S. Premium Beef, LLC

12200 North Ambassador Drive

Suite 501

Kansas City, Missouri  64163

(866) 877-2525

PROPOSAL 1 – APPROVAL OF THE PROPOSED AMENDMENTS TO MODIFY THE ALLOCATION OF PROFITS, LOSSES AND OTHER ALLOCATION ITEMS AND DISTRIBUTIONS BETWEEN THE CLASS A UNITS AND THE CLASS B UNITS

The Proposed Allocation Amendments

As shown on Appendix A to this proxy statement, the allocation amendments propose revisions to Section 3.6 of the LLC Agreement and Sections 3.1, 3.2 and 4.1 of Appendix E to the LLC Agreement to modify the allocation of profits, losses and other allocation items and distributions between the holders of Class A units and Class B units.  If the proposed amendments are adopted, holders of Class A units in the aggregate shall receive allocations of profits, losses and other allocation items and distributions representing 10% of the Company’s total profits, losses and other allocation items and distributions and holders of Class B units in the aggregate shall receive 90% of the Company’s total profits, losses and other allocation items and distributions.  The proposed amendments are in contrast to the current provisions of the LLC Agreement, which provide that Class A units in the aggregate receive 33% of profits, losses and other allocation items and distributions and Class B units receive 67% of profits, losses and other allocation items and distributions.   If adopted by the Members, the allocation amendments will become effective to determine allocations and distributions for the Company’s current fiscal quarter and for future periods.

As you know, the Class A units and Class B units are currently “linked” and may only be transferred if equal numbers of Class A units and Class B units are the subject of the transfer.  The proposed amendments will have no impact on a unitholder who holds an equal number of Class A and Class B units, as ownership of such units if the proposed allocation amendments are adopted will allow the unitholder to receive the same share of any profits, losses and other allocation items and distributions as he or she would receive under the current provisions of the LLC Agreement.

Recommendation of the Company’s Board of Directors

The Company’s Board of Directors has determined that the terms of the proposed amendments modifying the allocation of income, loss and net cash flow between the Class A units and the Class B units are advisable, fair to and in the best interests of the Company and its members.  Accordingly, the Company’s Board of Directors recommends that you vote “FOR” the adoption and approval of the proposed amendments to the LLC Agreement modifying the allocation of income and loss between the Class A units and the Class B units.

For a discussion of the process leading to the Board of Directors’ recommendations to approve the proposed amendments and the factors contributing to its decision, see the following section entitled “Background of and Reasons for the Proposed Allocation Amendments.”

Background of and Reasons for the Proposed Allocation Amendments

The proposed allocation amendments are intended to allocate a greater percentage (90%) of the profits, losses and other allocation items and distributions to Class B units and a smaller percentage (10%) to Class A units.  As the Company anticipates “de-linking” Class A and B units in the future, it is the opinion of the Board and management that in order to maximize value, a larger portion of the Company’s income and loss should be allocated to the Class B units, which were originally created in for use as investment units, in contrast to the Class A units which have associated cattle delivery rights and obligations.  The Board of Directors and management believe that proposed allocations will allow Members who want or need to sell USPB interests more flexibility to realize the value of their investment in USPB without selling the Class A units associated with cattle delivery.  The Board of Directors and management also believe that if the Class A units continue to receive the 33% allocation, the resulting value represented by the Class A units may deter the purchase of Class A units by prospective purchasers who are primarily interested in obtaining cattle delivery rights.  The Board of Directors also is concerned that the focus of prospective Class A unit purchasers on cattle delivery rights will make it less likely that the economic value represented by the Class A units will be realized upon a sale of those units.  However, the Company’s Board of Directors and management feel strongly that some income and loss allocation must remain with the Class A units, as the financial stake represented by the proposed 10% allocation to the Class A units can be an important element in sustaining the relationship between the Company and the Class A Members who deliver cattle to the Company.  The Company also believes that the proposed 90% Class B units/10% Class A units allocation will allow the Class B units to track more closely with the value of NBP, of which USPB’s ownership is the Company’s primary asset.

PROPOSAL 2– APPROVAL OF THE PROPOSED AMENDMENTS TO MODIFY THE RIGHTS OF THE COMPANY WITH RESPECT TO REDEMPTION OF CLASS B UNITS

The Proposed Redemption Amendments

        As shown on Appendix B to this proxy statement, the redemption amendments propose revisions to Section 3.7(e) of the LLC Agreement to provide the Company’s Board of Directors with greater flexibility regarding the redemption of issued and outstanding Class B units.  The proposed redemption amendments contain provisions regarding both “voluntary redemptions” and “mandatory redemptions” of the Company’s Class B units, each to be approved by the Board of Directors without the necessity of Member approval.

        First, the proposed redemption amendments explicitly authorize the Company, from time to time and by action of the Board of Directors, to offer to redeem issued and outstanding Class B units.  Any Class B unitholder may choose not to accept the Company’s offer of voluntary redemption.  The Board of Directors may elect to offer redemption at a fixed price, determined by the Board of Directors in its discretion, and upon such other terms and conditions as the Board may deem appropriate.  In contrast to a redemption offer reflecting a fixed price for the units, the Board of Directors may also adopt voluntary redemption procedures by which those Class B unitholders who wish to accept the Company’s offer of voluntary redemption of Class B units determine the price of the Class B units to be redeemed by the Company.  Such a process could include, but would not be limited to, the process commonly known as a “Dutch Auction.”

        Second, the proposed redemption amendments would authorize the Company, by resolution of the Board of Directors, to redeem Class B units without the necessity of agreement from any unitholder or Member if certain conditions are met.  The Board of Directors may authorize a mandatory redemption only in connection with the Company’s disposition of a portion of its ownership interest in National Beef Packing Company, LLC and only if such mandatory redemption is funded with the net proceeds from that ownership interest disposition transaction. In pursuing any mandatory redemption, the Board of Directors must require the pro rata redemption of Class B units from each Class B unitholder, such that each Class B unitholder’s percentage of ownership in the Company is not reduced or increased.  In addition, to the extent possible, the Board of Directors shall conduct any mandatory redemption so that it results in a reduction of the number of issued and outstanding Class B units that is not less than proportionate to the reduction of the Company’s ownership interest in National Beef Packing Company, LLC that provides the funds for the mandatory redemption.

Recommendation of the Company’s Board of Directors

The Company’s Board of Directors has determined that the terms of the proposed amendments modifying the rights of the Company with respect to redemption of Class B units are fair to and in the best interests of the Company and its members.  Accordingly, the Company’s Board of Directors recommends that you vote “FOR” the adoption and approval of the proposed amendments to the LLC Agreement modifying the rights of the Company with respect to redemption of Class B units.

For a discussion of the process leading to the Board of Directors’ recommendations to approve the proposed amendments and the factors contributing to its decision, see the following section entitled “Background of and Reasons for the Proposed Redemption Amendments.”

Background of and Reasons for the Proposed Redemption Amendments

The proposed redemption amendments are intended to explicitly authorize the Company to offer to redeem Class B units and to purchase such Class B units from the unitholder in either a voluntary redemption or, subject to a number of protective provisions, a mandatory redemption.   The Company’s Board of Directors and management believe that such redemptions will be useful in maintaining alignment between the Company’s ownership interest in NBP and the interests held by Members in USPB.  If the Company in the future elects to reduce its ownership interest in NBP through the mechanisms provided by the arrangements involving NBP and National Beef, Inc. and does not have the authority to complete the proportionate redemption of Class B units, the value of those Class B units can be expected to decrease, to reflect the Company’s reduced ownership interest in NBP.  The Company’s Board of Directors and management believe that a redemption of a proportionate number of its Class B units may help prevent a reduction in the value of an individual Class B unit without modifying the various members’ percentage ownership of the Company.

PROPOSAL 3 – AUTHORITY TO ADJOURN THE SPECIAL MEETING

The Adjournment Proposal

If at the special meeting the Company’s Board of Directors determines it is necessary or appropriate to adjourn the special meeting, the Board of Directors intends to move to adjourn the special meeting. For example, if the number of the Company’s Class A members and/or Class B units represented and voting in favor of the proposed amendments at the special meeting is insufficient to adopt that proposal under the Company’s LLC Agreement, the Board of Directors may determine to adjourn the special meeting in order to enable the Board of Directors to solicit additional proxies in respect of such proposal.  If the Company’s Board of Directors determines that adjournment is necessary or appropriate, we will ask the members in attendance at the special meeting, in person or by proxy, to vote only upon the adjournment proposal, and not the proposals regarding the adoption of the proposed amendments.

Accordingly, under this proposal we are asking you to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of adjournment of the special meeting to another time and place. If the members approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from members who have previously voted.  Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the adoption of the proposed amendments to defeat those proposals, we could adjourn the special meeting without a vote on the proposed amendments and seek to convince those members to change their votes to votes in favor of adoption of the proposed amendments.

The adjournment proposal relates only to an adjournment of the special meeting occurring for purposes of soliciting additional proxies for approval of the amendment proposals in the event that there are insufficient votes to approve the proposal. The Company’s Board of Directors retains full authority to the extent set forth in the Company’s LLC Agreement and under Delaware law to postpone the special meeting before it is convened, without the consent of any the Company’s members.

Vote Required and Board Recommendation

The proposal to adjourn the special meeting will be approved if the votes cast in favor of the proposal by the holders of the Class A and Class B units present in person or represented by proxy and entitled to vote on the subject matter, exceed the votes cast against the proposal.  No proxy that is specifically marked “AGAINST” adoption of the proposed amendments to the LLC Agreement will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the adjournment proposal.

The Company’s Board of Directors recommends that you vote “FOR” the adjournment proposal.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy materials that the Company has filed with the Securities and Exchange Commission at the public reference room maintained by the Securities and Exchange Commission, which is located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room.  The Securities and Exchange Commission also maintains a Website that contains reports and other information regarding the Company and NBP. The address of the Securities and Exchange Commission Web site is http://www.sec.gov.

The Company will provide you with copies of recent documents it has filed with the Securities and Exchange Commission (excluding all exhibits to such documents), without charge, upon written or oral request to:

U.S. Premium Beef, LLC
12200 North Ambassador Drive

Suite 501
Kansas City, Missouri 64163

Attention: Steven D. Hunt/Scott J. Miller
Telephone:  (866) 877-2525

Please Note:  In order to receive timely delivery of the documents,

you must make your requests no later than October 29, 2009.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to purchase, the National Beef, Inc. common shares referenced in this proxy statement, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction.  The delivery of this proxy statement shall not, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement by reference or in the Company’s affairs since the date of this proxy statement.

APPENDIX A

PROPOSED AMENDMENTS TO SECTION 3.6 OF THE LLC AGREEMENT AND SECTIONS 3.1, 3.1 AND 4.1 OF APPENDIX E TO THE LLC AGREEMENT

(Deletions marked by strikethrough; additions are underlined)

Proposed Revision to LLC Agreement Section 3.6(b):

(b) Between Class A and Class B.

Distributions.  Generally, subject to the designations of any Other Class, the issuance of additional units, and the provisions in Section 3.6(a), between Class A Units collectively (“Class A”) and Class B Units collectively (“Class B”):

(1) ~~thirty-three percent (33%)~~ ten percent (10%) of the allocations of Profits, Losses and other allocation items and Distributions (other than liquidating Distributions) shall be made to Class A, and then to Class A unitholders in proportion to Class A Units held; and

(2) ~~sixty-seven percent (67%)~~ ninety percent (90%) to Class B and then to Class B unitholders in proportion to Class B Units held.

Liquidating Distributions.  Liquidating Distributions generally will be made to the unitholders in accordance with their positive Capital Account balances, subject to Section 3.6(a) after payment of any obligations, including Patronage Notices.

Proposed Revision to LLC Agreement Appendix E, Sections 3.1 and 3.2:

Section 3.1.         Profits.

After giving effect to the special allocations in Section 3.3 and Section 3.4 of this Appendix E, Profits for any Fiscal Year shall be allocated ~~thirty-three percent (33%)~~ ten percent (10%) to Class A and then to Class A unitholders in proportion to Class A Units held, and ~~sixty-seven percent (67%)~~  ninety percent (90%) to Class B and then to Class B unitholders in proportion to Class B Units held.  The stated percentages are subject to change if the Company issues additional units pursuant to Section 3.2(c) of the Agreement.

Section 3.2.         Losses.

After giving effect to the special allocations in Section 3.3 and Section 3.4 of this Appendix E, and except as otherwise provided in Section 3.5 of this Appendix E, Losses for any Fiscal Year shall be allocated ~~thirty-three percent (33%)~~  ten percent (10%)  to Class A and then to Class A unitholders in proportion to Class A Units held, and ~~sixty-seven percent (67%)~~ ninety percent (90%)  to the Class B and then to Class B unitholders in proportion to Class B Units held.  The stated percentages are subject to change if the Company issues additional units pursuant to Section 3.2(c) of the Agreement.

Proposed Revision to LLC Agreement Appendix E, Section 4.1:

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SECTION 4.1.         NET CASH FLOW.

        The Board may make Distributions of Net Cash Flow at times and in aggregate amounts determined by the Board in its sole discretion.  When the Board determines that a Distribution is to be made, except as otherwise provided in the Liquidation Provisions, Net Cash Flow, if any, shall be distributed:  (1) ~~thirty-three percent (33%)~~ ten percent (10%) to Class A and then to Class A unitholders in proportion to Class A Units held; and (2) ~~sixty-seven percent (67%)~~ ninety percent (90%)  to Class B and then to Class B unitholders in proportion to Class B Units held.  The stated percentages are subject to change if additional units are issued pursuant to Section 3.2(c) of the Agreement.

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APPENDIX B

PROPOSED AMENDMENTS TO SECTION 3.7(e) OF THE LLC AGREEMENT

(Deletions marked by strikethrough; additions are underlined)

(e) Redemption.  The Company, by resolution of the Board of Directors and without the necessity of Member approval, may offer to redeem Class B Units from any unitholder upon such terms and conditions as the Board of Directors deems appropriate in its sole discretion (a “voluntary redemption.”)  An offer of voluntary redemption by the Company may represent an offer to purchase Class B Units at a fixed price determined by the Board of Directors or may include procedures, including but not limited to the process commonly known as a “Dutch Auction”, by which those unitholders who wish to accept the Company’s offer of voluntary redemption of Class B Units determine the price of the Class B Units to be redeemed by the Company.  In addition, subject to the terms and conditions contained in this subpart (e), the Company, by resolution of the Board of Directors and without the necessity of Member approval, may redeem Class B Units from any Class B unitholder without the requirement of Class B unitholder agreement (a “mandatory redemption”) upon such terms and conditions as the Board of Directors deems appropriate in its sole discretion.  Notwithstanding the previous sentence, the Board of Directors may authorize a mandatory redemption only upon the following conditions:  i) such mandatory redemption occurs within a reasonable time period following the Company’s disposition of a portion of its ownership interest in National Beef Packing Company, LLC;  ii) such mandatory redemption is funded from the net proceeds of the Company’s disposition of a portion of its ownership interest in National Beef Packing Company, LLC; iii) such mandatory redemption shall, to the extent possible, result in a reduction of the number of issued and outstanding Class B Units that is not less than proportionate to the corresponding reduction of the Company’s ownership interest in National Beef Packing Company, LLC that provides the funds for the mandatory redemption; iv) the price paid by the Company for the redemption of the Class B Units equals or exceeds the greater of a) the average price per Class B unit for Class B Units that have been validly priced for transfer, as determined by the Board of Directors in its sole discretion on a nonconditional transfer basis during the 90 day period ending 5 days prior to the date of the redemption, and b) the average price per Class B unit of the last nonconditional transfers of 3,000 units that have been authorized by the Board of Directors prior to the redemption; and v) such mandatory redemption shall require the pro rata redemption of Class B Units from each Class B unitholder, such that each Class B unitholder’s percentage of ownership in the Company shall not be reduced or increased. (With respect to subpart iv) of the preceding sentence, in the event that no separate transfers of Class B Units have occurred prior to the date of the redemption, the redemption price for the Class B  units shall be ninety percent (90%) of the price for “linked” Class A and Class B Units, determined in accordance with subpart iv) of the prior sentence.)  The Company by resolution of the Board, may redeem the units of a Class of a unitholder that are not held by a Member of that Class in accordance with the provisions of Section 4.7 of this Agreement, entitled “Termination of Membership.”  Unless otherwise provided by resolution of the Board, a unitholder (whether or not a Member), or any transferee of a unitholder, does not have a right: to demand, withdraw or receive a return of the unitholder’s (or transferee’s) Capital Contributions or Capital Account; to require the purchase or redemption of the unitholder’s (or transferee’s) units or Interest, or to receive a Distribution in partial or complete redemption of the fair value of the unitholder’s units or Interest in the Company, (except in all cases a redemption authorized by the resolution of the Board under this Section 3.7(e) or as provided in Appendix E, Article XII, or Article 7 of this Agreement following a Dissolution Event), notwithstanding any provisions of the Act or any other provision of law.  The other unitholders and the Company do not have any obligation to purchase or redeem the units or Interest of any unitholder or transferee.  Each unitholder (whether or not a Member) as a condition of becoming a unitholder has no right to receive a Distribution in partial or complete redemption of the fair value of the units or Interest of any unitholder upon an Event of Disassociation or otherwise which, in the absence of the provisions in this Agreement, it would otherwise be afforded by Section 18-604 of the Act or any other provision of the Act.

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APPENDIX C

FORM OF PROXY CARD

U.S. PREMIUM BEEF, LLC

SPECIAL MEETING OF MEMBERS

November 2, 2009

2:00 p.m. Central Time

Hilton-Kansas City Airport

8801 NW 112th St.

Kansas City, Missouri 64153

U.S. Premium Beef, LLC 12200 North Ambassador Drive Kansas City, Missouri 64163	proxy
This proxy is solicited by the Board of Directors for use at the Special Meeting of Members to be held on November 2, 2009.

The undersigned member of U.S. Premium Beef, LLC (the “Company”) hereby acknowledges receipt of the Notice of Special Meeting of Members of the Company and the accompanying Proxy Statement, each dated October 21, 2009, and hereby appoints Mark R. Gardiner and Steven D. Hunt, or either of them, with full power to act alone and with full power of substitution, to act on behalf of and represent the undersigned at the Special Meeting of Members to be held on November 2, 2009, or at any adjournment thereof, and to vote, as indicated on the reverse side, all of the Class A units and Class B units (collectively, the “units”) and any voting rights associated with membership in the Company which the undersigned would be entitled to vote if personally present at said meeting, hereby revoking all proxies previously granted.  The above named individuals are further authorized to vote such units and any voting rights associated with such membership in their discretion upon any other business that may properly come before the meeting, or any adjournment thereof in their discretion.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

See reverse side for voting Instructions.

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There are three ways to vote your Proxy

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided.  Proxy cards submitted by mail will need to be received by 8:00 a.m. on November 2, 2009 to be included in the voting results.

VOTE BY FAX

Mark, sign and date your proxy card and FAX it to (816) 713-8810.  Proxy cards submitted by fax will need to be received by 10:00 a.m. on November 2, 2009 to be included in the voting results.

VOTE BY HAND DELIVERY

Mark, sign and date your proxy card and hand deliver it to U.S. Premium Beef, LLC by depositing it in the sealed lockbox provided by U.S. Premium Beef, LLC or by delivering it to an officer or Director of the Company.

If you vote by FAX, or hand delivery, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3

1.  To consider and vote upon a proposal to adopt and approve amendments to Section 3.6 of the LLC Agreement and Sections 3.1, 3.2 and 4.1 of Appendix E to the LLC Agreement, all as described on Appendix A to the proxy statement attached to the Notice of Special Meeting of Members.  It is the intent of the resolution that the proposed amendments be effective for the Company’s current fiscal quarter and for all future periods.  Under the proposed amendments, holders of Class A units in the aggregate shall receive allocations of profits, losses and other allocation items and distributions representing 10% of the total income or loss received by USPB and holders of Class B units in the aggregate shall receive 90% of the total income or loss received by USPB.

☐ For ☐ Against

2.  To consider and vote upon a proposal to adopt a revised Section 3.7(e) (in the form attached as Appendix B to the proxy statement attached to the Notice of Special Meeting of Members) as an amendment to the LLC Agreement, with the intention that the adoption of such revised Section 3.7(e) will provide the Company’s Board of Directors with greater flexibility regarding the redemption of outstanding Class B units.

☐ For ☐ Against

3.  To grant the persons named as proxies discretionary authority to vote to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of the approval and adoption of the proposed amendments to the LLC Agreement.

☐ For ☐ Against

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Date

Signature in Box

Please sign exactly as your name appears on Proxy.  Trustees, administrators, etc., should include title and authority.  Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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